Exhibit 10.3
FIRST AMENDMENT TO THE LIFEPOINT HOSPITALS, INC.
MANAGEMENT STOCK PURCHASE PLAN
RECITALS:
     WHEREAS, LifePoint Hospitals, Inc. (the “Company”) established the LifePoint Hospitals, Inc. Management Stock Purchase Plan (the “Plan”) effective May 11, 1999, in order to encourage equity ownership in the Company among its executives and to align the financial interests of such executives and the Company’s stockholders;
     WHEREAS, the Plan was amended and restated effective December 16, 2002, without the need for approval from the Company’s stockholders, in order to facilitate administration of the Plan;
     WHEREAS, Section 12 of the Plan provides that the board of directors of the Company may amend the Plan at any time, subject to the approval of the Company’s stockholders where necessary;
     WHEREAS, the board of directors of the Company has authorized the amendment of the Plan to increase the number of shares of the Company’s stock that are available for purchase under the Plan by 75,000 shares, resulting in a total of 325,000 shares available under the Plan; and
     WHEREAS, the stockholders of the Company approved this Amendment to the Plan in the annual meeting of the Company on May 13, 2008;
     NOW, THEREFORE, the Plan is hereby amended by restating Section 4 of the Plan in its entirety as follows, effective May 13, 2008:
     4. Stock Subject to the Plan.
     The maximum number of Shares which shall be distributed as Purchased Shares or in respect of Purchased Share Units under the Plan shall be 325,000 Shares, which number shall be subject to adjustment as provided in Section 9 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company.
     If any outstanding Purchased Shares or Purchased Share Units under the Plan shall be forfeited, the related Shares shall (unless the Plan shall have been terminated) again be available for use under the Plan
     Except as otherwise set forth herein, all other terms and provisions of the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Amendment to the LifePoint Hospitals, Inc. Management Stock Purchase Plan to be duly executed and delivered as of the 13th day of May, 2008.

LIFEPOINT HOSPITALS, INC.
By:	/s/ John Bumpus
Executive Vice President and
Chief Administrative Officer